UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2020

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common shares	NBR	NYSE
Preferred shares – Series A	NBR.PRA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 20, 2020, Nabors Industries Ltd. (the “Company”) held a special meeting of shareholders (the “Special Meeting”). At the Special Meeting, shareholders were requested to approve proposals to (i) amend the Company’s share capital to effect a reverse stock split of the Company’s common shares at a ratio not less than 1-for-15 and not greater than 1-for-50, with the exact ratio to be set within that range at the sole discretion of the Company’s Board of Directors before the effective date of the reverse stock split without further approval or authorization of the Company’s shareholders (the “Reverse Stock Split”), together with a corresponding proportional reduction in the number of authorized common shares and a proportional increase in the par value for such authorized common shares (the “Reverse Stock Split Proposal”), (ii) increase the Company’s authorized common share capital by 100% following the proportional reduction in the number of authorized common shares as a result of the Reverse Stock Split (the “Share Capital Increase Proposal”) and (iii) amend the Company’s Bye-Laws in respect of its share capital (the “Bye-Laws Amendment”), each as more fully described in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 31, 2020.

Proposal 1: The Reverse Stock Split Proposal. The adoption of the Reverse Stock Split Proposal was approved by the votes indicated below:

For	Against	Abstain
345,741,523	17,069,380	1,237,328

Proposal 2: The Share Capital Increase Proposal. The Share Capital Increase Proposal was approved by the votes indicated below:

For	Against	Abstain
330,985,780	31,352,056	1,710,395

Proposal 3: The Bye-Laws Amendment. The Bye-Laws Amendment was approved by the votes indicated below:

For	Against	Abstain
341,165,297	18,442,223	4,440,711

On April 20, 2020, the Company’s Board of Directors approved the Reverse Stock Split at a ratio of 1-for-50.

As a result of the Reverse Stock Split, 50 pre-split common shares will automatically combine into one new common share, without any action on the part of the shareholders. The Company’s authorized number of common shares will also be proportionally decreased from 800,000,000 to 16,000,000 common shares, and the par value of each common share will be proportionally increased from $0.001 to $0.05. In addition, the Company's authorized common share capital will increase by 100% following the proportional reduction in the number of authorized common shares as a result of the Reverse Stock Split. No fractional common shares will be issued as a result of the Reverse Stock Split. Any fractional common shares of registered holders resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: April 21, 2020	By:	/s/Mark D. Andrews
Mark D. Andrews
Corporate Secretary